Exhibit 99.(16)(ii)

POWER OF ATTORNEY

The undersigned Officer of Prudential Investment Portfolios 9, hereby constitutes, appoints and authorizes each of Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, Diana Huffman, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title
Treasurer
(Principal Financial and Accounting Officer)
/s/ Brian Nee
Brian Nee

Dated: July 13, 2018